CODE OF ETHICS

INTRODUCTION

Investment Counselors of Maryland, LLC ("the Firm") has adopted this Code of Ethics ("Code" ) in accordance with Rule 204A-1 of the Investment Advisers Act of 1940 ("the Advisers Act" ) and Rule 17j-1 of the Investment Company Act of 1940 ("the Company Act" ) The Firm developed this Code to promote the highest levels of ethical standards and professional conduct among its Directors, Officers and Employees ("Employees" or "you") The purposes of the Code are to
(1) educate Employees regarding the Firm's expectations and the laws governing Employee conduct, (2) remind Employees that they are in a position of trust and must act with complete propriety at all times; (3) protect the reputation of the Firm; (4) guard against violation of the securities laws; (5) protect our "clients" by deterring misconduct; and (6) establish procedures for Employees to follow so that we can assess whether Employees are complying with the Firm's ethical principles. Throughout this Code, "Clients" includes all clients of the Firm, including the Mutual Fund managed by the Firm.

GENERAL PRINCIPALS

We have a fiduciary duty to our clients. Accordingly, we owe our clients the utmost duty of loyalty, good faith and fair dealing. Employees are obligated to uphold these important duties. We embrace the following general principles with respect to your conduct when acting on the Firm's behalf or in any capacity that affects the interests of the Firm's clients:

     1.   The duty at all times to place the interests of our clients first;

     2. The requirement that you conduct personal securities transactions consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility;

     3. The fundamental standard that you should not take inappropriate advantage of your position of trust and responsibility;

     4. The fiduciary principal that information concerning the security holdings and financial circumstances of clients is confidential;

     5. The principle that the Firm and Employees will exercise independent, unbiased judgment in the investment decision-making process; and

     6. The importance of acting with honesty, integrity and professionalism in all aspects of our business.

These general principles govern all conduct, whether or not the conduct also is covered by more specific provisions below. We expect all of our Employees to abide by this Code both in word and in spirit. Failure to comply with this Code is a serious matter that may result in disciplinary action, up to and including termination of employment. If you have any questions or need clarification regarding what the Code does and does not permit, please contact the Firm's Chief Compliance Officer ("CCO") or an individual designated by the CCO.
The fiduciary duty includes the duty of the Chief Compliance Officer ("CCO") of the Firm to report material violations of this Code of Ethics to the Firm's Board of Directors and to the Board of Directors of any Fund advised by the Firm.

SCOPE OF THE CODE

The Code addresses the personal trading and other securities-related conduct of Employees and is an integral aspect of our compliance program. The Firm has developed other compliance policies and procedures, some of which may be applicable to you. The CCO will notify you regarding the other compliance policies and procedures to which you must adhere.


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PERSONS COVERED BY THE CODE

This Code applies to all Employees and Directors of the Firm, each of whom is an "Access Person" for the purposes of the Code. Provisions of the Code may also apply to "Family Members". "Family Members" are your spouse, domestic partner, minor children and relatives by blood or marriage living in your household. The CCO may designate additional persons as Access Persons subject to the Code from time to time as appropriate, and may include independent contractors or consultants. The CCO may also exempt certain Access Persons that are subject as Access Persons to another code of ethics that has been approved by the CCO.

SECURITIES COVERED BY THE CODE

The term "Reportable Security" as used in this Code means any stock, bond, future, investment contract or any other instrument that is considered a "security" under the Investment Advisers Act. The term is very broad and includes investments such as: 1. options on securities, indexes and currencies,
2. unit trusts and foreign mutual funds, and 3. private investment funds, hedge funds and investment clubs.

The term "Reportable Security" does NOT include: 1. direct obligations of the US government, 2. bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements, 3. shares issued by money market funds, 4. shares issued by open-end mutual funds other than Reportable Funds, 5. shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds, and non-affiliated 529 Plans other than 529 Plans in which Affiliated Funds are an underlying investment.

The Code governs any "Reportable Security" in which you, as an Access Person, have any direct or indirect Beneficial Ownership. The term "Reportable Fund" includes any fund (US registered Investment Company) which the Firm or any of its affiliates serves as an investment adviser, sub-adviser or principle underwriter.
The term "Managed Fund" is a subset of "Reportable Funds" and includes any fund which the Firm serves as an investment adviser or sub-adviser.

Reportable Securities managed by a third-party in a non-discretionary advisory account may be excluded from the Reporting Requirements and other provisions of the Code. The CCO will review and approve exceptions for third-party arrangements in which the Access Person confirms and the third-party acknowledges that the Access Person will not participate in investment decisions for the account. When granting exceptions, the CCO will review the Access Person's relationship with the third party to determine that the Access Person has no direct or indirect influence or control over the account. On an ongoing basis, the CCO will obtain quarterly certifications concerning the extent of the Access Person's influence or control (refer to Exhibit H).

All questions related to whether a particular investment constitutes a Reportable Security should be directed to the CCO of the Firm.

STANDARDS OF CONDUCT

You are required to comply with certain standards of business conduct in accordance with the Firm's fiduciary obligations to clients.



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COMPLIANCE WITH LAWS AND REGULATIONS

YOU MUST COMPLY WITH ALL APPLICABLE FEDERAL SECURITIES LAWS. Rule 17j-1 under the Company Act and Section 206 under the Advisers Act prohibit Employees of the Firm in connection with the purchase or sale (directly or indirectly) of a security held or to be acquired by a client:

     1. To employ any device, scheme or artifice to defraud a Portfolio or any client or prospective client;

     2. To make any untrue statement of a material fact to a client or omit to state a material fact necessary in order to make the statements made to the client, in light of the circumstances under which they are made, not misleading ;

     3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, any client or prospective client; or

     4. Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a Person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (4) shall not apply to any transaction with a customer of a bank, broker or dealer if such bank, broker or dealer is not acting as an investment adviser in relation to such transaction;

     5. To engage in any act, practice, or course of business that is fraudulent, deceptive, or manipulative; or

     6. To make any statement or circulating and disseminating any information concerning any security which such Employee knows or has reasonable grounds for believing is false or misleading or would improperly influence the market price of such security.

This Code contains procedures that are reasonably designed to prevent Employees from engaging in acts in violation of the above standards.

CONFLICTS OF INTEREST

As a fiduciary, we have a duty of loyalty, honesty and good faith to act in the best interests of our clients. There are many types of potential conflicts of interest. For example, a conflict of interest occurs when the personal interest of an Employee interferes (or could potentially interfere) with the Employee's responsibilities to the Firm and its clients. We strive to identify and avoid conflicts of interest with clients and to fully disclose all material facts concerning any conflict that does arise with respect to any client. You should strive to avoid conflicts of interest and any situation that may have the appearance of a conflict or impropriety. Employees are required to report any personal conflicts of interest which may involve the Fund or our clients to the CCO or designated officer.

     1. CONFLICTS AMONG CLIENT INTERESTS. You are prohibited from inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

     2. COMPETING WITH CLIENT TRADES. You are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally (directly or indirectly) as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions also are addressed more specifically below.

     3. DISCLOSURE OF PERSONAL INTEREST. Investment Personnel are prohibited from recommending, implementing, or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship or other material interest in the issuer to the CCO.


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          If the CCO deems the disclosed interest to present a material conflict, he/she will approve and sign off on any decision-making process regarding the securities of that issuer.

     4. REFERRALS/BROKERAGE. You are required to act in the best interests of clients regarding execution and other costs paid by them for brokerage services. You must strictly adhere to our policies and procedures regarding brokerage (including best execution, soft dollars and directed brokerage). See our Brokerage Policies and Procedures for more information.

     5. VENDORS AND SUPPLIERS. You must disclose to the CCO any personal investments or other interests in vendors or suppliers with respect to which you negotiate or make decisions on behalf of the Firm. If you have such an interest, the CCO in his/her sole discretion may prohibit you from negotiating or making decisions regarding our business with those companies.

     6. NO TRANSACTIONS WITH CLIENTS. You are not permitted to knowingly sell to, or purchase from, a client any security or other property, except that you may purchase securities issued by a client that are publicly traded, subject to the personal trading procedures described below.

INSIDER TRADING

You are prohibited from trading, either personally or on behalf of others, including accounts managed by the Firm, while in possession of material nonpublic information. You are prohibited from communicating material nonpublic information to others in violation of the law. Additionally, all Employees who come into contact with material nonpublic information are subject to the Firm's prohibitions on insider trading and any potential sanctions. See our Insider Trading Policies and Procedures for more information. Penalties for violating the Firm's insider trading policies and procedures may include civil injunctions, permanent bars from employment in the securities industry, civil penalties up to three times the profits made or losses, avoided criminal fines, and jail sentences. Any questions regarding the Firm's policy and procedures should be referred to the CCO.

The term insider trading is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an insider) or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     1. Trading by an insider, while in possession of material nonpublic information, or

     2. Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

     3.   Communicating material nonpublic information to others.

The concept of insider is broad. It includes all Employees of the Firm. The Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material. Material information generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that Employees should consider material


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includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation or the internet would be considered public.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Would this information substantially affect the market price of the securities if generally disclosed?

     2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?


If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

     1.   Report the matter immediately to the CCO or designated officer.

     2. Do not purchase or sell the securities on behalf of yourself or others, including the Firm's clients' accounts.

     3. Do not communicate the information inside or outside the Firm, other than to the CCO or designated officer.

     4. After the CCO or designated officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including Employees within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

The CCO's role is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

To prevent insider trading, the Firm will:

     1. Provide, on a regular basis, an educational program to familiarize Employees with the Firm's policy and procedures, and

     2. When it has been determined that an Employee of the Firm has material nonpublic information,

          a. Implement measures to prevent dissemination of such information, and

          b.   If necessary, restrict Employees from trading the securities.


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To detect insider trading, the CCO or designee will periodically conduct tests for insider trading.

PERSONAL SECURITIES TRANSACTIONS

You and your Family Members are required to strictly abide by the Firm's policies and procedures regarding personal securities transactions.

     1. PRE-CLEARANCE REQUIREMENT. You must obtain prior written approval from the CCO before purchasing, selling, or transferring any Reportable Security (see Exhibit B-Personal Securities Transaction Pre- Clearance Form). The CCO may approve transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any client. Certain personal securities transactions are exempt from these pre-clearance requirements.

     2. INITIAL PUBLIC OFFERINGS & LIMITED OR PRIVATE OFFERINGS -- PRE-CLEARANCE. You must obtain the CCO's approval before you acquire securities in an Initial Public Offering, a limited or private offering (e.g., private placement) (see Exhibit B-Personal Securities Transaction Pre-Clearance Form and Exhibit F- Limited or Private Offering Request Form). The CCO shall consider among other factors in approving such an investment, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to you by virtue of your position with the Firm.

     3. BLACKOUT PERIODS. You are prohibited from executing a securities transaction within seven (7) calendar days before or two (2) calendar days after the Firm trades in that security for any client. Securities that are exempt from the Code are exempt from the blackout Periods. Any trades made within the blackout period shall be unwound, if possible. Otherwise, any profits realized on such transactions will generally be disgorged. The CCO has authority to make exceptions if the transaction appears upon reasonable inquiry to present no reasonable likelihood of harm to any client.

     4. EXCESSIVE TRADING. Excessive trading is measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Fund's Compliance Officer, CCO of the Firm, or senior management at the Firm. Employees may compromise the best interests of the Funds or client portfolios if such excessive trading is conducted during work-time or uses the Fund/Portfolio resources. If personal trading rises to such a level as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the Fund's Compliance Officer or CCO of the Firm.

     5. SHORT-TERM TRADING. You are prohibited from short-term trading in Reportable Securities, excluding transactions previously determined to be non-discretionary, in Reportable Funds except Managed Funds, Municipal Fund Securities, ETF's, transactions that close a position at a loss or other exceptions made by the CCO on a case-by-case basis. For purposes of this Code, "short-term trading is defined as selling a security within 60 days of purchase or purchasing a security within 60 days of a sale. The Firm generally requires that profits realized on prohibited short-term trades be disgorged.

          In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the Access Persons must complete, sign and submit to the CCO or designee a completed Securities Transactions Report Relating to Short-Term Trading (EXHIBIT
          E), certifying that the proposed transaction is in compliance with this Code of Ethics. The CCO will maintain a record of all exceptions granted and the reasons supporting the decision for at least five years after the end of the fiscal year in which the approval was granted


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GIFTS AND ENTERTAINMENT

You may not accept inappropriate gifts, favors, business entertainment, special accommodations or other things of material value that could influence your decision-making or suggest that you are indebted to any particular person or firm, including clients. Similarly, you may not offer gifts, favors, business entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel indebted to your or the Firm. These policies also apply to your Family Members.

     1. GIFTS. You may not be a giver or receiver of any gift, service or other things of more than de minimis value from any person or entity that does business with or on behalf of the Firm. You may not give or offer any gift of more than de minimis value to existing clients, prospective clients or any entity that does business with or on behalf of the Firm without prior approval by the CCO. Reasonable business entertainment is not considered a gift. For purposes of this Code, de minimis shall be considered to be the annual receipt of gifts from one source valued at $100 or less per individual recipient. Political and charitable contributions, restricted below, are also not considered gifts.

     2. PRE-CLEARANCE. You are required to obtain approval prior to giving gifts or business entertainment to elected officials, union officials and labor unions.

     3. CASH. You may not be a giver of or recipient of cash gifts or cash equivalents from a client, prospective client or any entity that does business with or on behalf of the Firm.

     4. BUSINESS ENTERTAINMENT. You may not provide or accept extravagant or excessive entertainment to or from an existing client, prospective client or any entity that does or seeks to do business with or on behalf of the Firm. You may provide or accept a business entertainment event of reasonable value, such as dinner or a sporting event where the purpose of the event is to conduct business. You should seek prior approval from the CCO when you are unsure of the value of business entertainment.

     5. REFERRALS. You are prohibited from making referrals to clients (e.g., of accountants, attorneys, or the like) if you expect to benefit in any way.

     6. REPORTING. You must report all gifts on the quarterly transaction report (EXHIBIT C). You are required to obtain approval from the CCO prior to giving gifts or business entertainment to elected officials, union officials and labor unions.

POLITICAL AND CHARITABLE CONTRIBUTIONS

You and your Family Members may not make political contributions in the name of the Firm or personally for the purpose of obtaining or retaining advisory contracts with government entities or for any other business purpose. You also may not consider any of the Firm's current or anticipated business relationships as a factor in soliciting or making political or charitable donations. Political contributions to candidates for state/local offices must be pre-cleared. See the Pay to Play Policy for further guidance as to the Firm's political contribution restrictions and reporting requirements.

You may not make charitable contributions in the name of the Firm or personally for the purpose of obtaining or retaining advisory contracts or for any other business purpose. An exception to this policy is that charitable contributions made with the approval of the CCO and as part of the Firm's budgeted charitable efforts may be made in the name of the Firm and must be payable directly to the tax exempt charitable organization.

CONFIDENTIALITY

Information concerning the identity of security holdings and financial circumstances of clients is confidential.


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     1.   FIRM DUTIES. The Firm must keep all information about any client
          (including any former client) in strict confidence, including the client's identity, the client's financial circumstances, the client's security holdings and advice furnished to the client by the Firm.

     2. EMPLOYEE DUTIES. You are prohibited from disclosing to persons outside the Firm any material nonpublic information about any client, the securities investments made by the Firm on behalf of a client, information about contemplated securities transactions or information regarding the Firm's trading strategies, except as required to effect securities transactions on behalf of a client.

SERVICE ON BOARD OF DIRECTORS

Given the high potential for conflicts of interest and insider trading issues, you are generally prohibited from serving on the board of directors of a publicly traded company. The Managing Member or CCO may waive this policy and may grant permission based solely on the best interests of the Firm and its clients. If permission is granted, the Firm will attempt to isolate such Employees from making decisions about trading in that company's securities.

OTHER OUTSIDE ACTIVITIES

You must disclose to the CCO any personal interests that may present a conflict of interest or harm the reputation of the Firm. You must report all outside activities that may create a potential conflict of interest for you or the Firm, including any for pay outside business or investment activities such as Directorships, Consulting Agreements or Public Positions on the Annual Certification (EXHIBIT D). Volunteer or non-paid positions are not reportable. Volunteer work for a political campaign for a state or local office must be pre-cleared. See the Pay to Play Policy for further guidance as to the Firm's political contribution restrictions and reporting requirements.

MARKETING AND PROMOTIONAL ACTIVITIES

Any oral or written statement you make, including those made to clients, prospective clients, or their representatives, must be professional, accurate, balanced and not misleading in any way. See the Advertising Policies and Procedures for more information.

COMPLIANCE PROCEDURES

PERSONAL SECURITIES TRANSACTION PROCEDURES AND REPORTING

Pre-clearance Procedures

You and your Family Members may not engage in any transaction in a Reportable Security in which you or your Family Members have any beneficial ownership unless you obtain, in advance of the transaction, written approval from the Firm's CCO or designee, and the Chief Investment Officer or designee of each product group. You must complete, sign and submit a Personal Securities Transactions Pre-clearance Form (Exhibit B), (Exhibit F for Private Offerings) to the CCO or designee. Pre-clearance expires at the close of business on the trading date two (2) business days after the date on which authorization is received. For example, pre-clearance received Friday at 9:00 a.m. expires as of the close of business on Monday.

If the trade is not completed before such pre-clearance expires, then you are required to again obtain pre-clearance for the trade. In addition, if you become aware of any additional information with respect to a transaction that was pre-cleared, you must disclose such information to the CCO or designee prior to executing the pre-cleared transaction. Pre-clearance is NOT required for the following transactions:



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     1.   Purchases or sales over which you or a Family Member has no direct or indirect influence or control;

     2. Purchases or sales pursuant to an automatic investment (systematic withdrawal) plan (an automatic investment plan includes a dividend reinvestment plan);

     3. Acquisition or disposition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities

     4. Purchases effected upon exercise of rights issued pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     5. Purchase, sale or transfer of a Reportable Security which is non-volitional on the part of the Access Person or a Fund and/or a Portfolio.

     6. Automated Reportable Funds transactions held in a 401(k) Plan or any transaction in any Affiliated Fund. NOTE -- transactions involving the ICM Small Company fund made outside of the Firm's 401(k) Plan DO require pre-clearance.

     7.   Municipal securities

EXEMPTED TRANSACTIONS

Transactions which appear upon reasonable inquiry to present no reasonable likelihood of harm to a Fund or Portfolio and which are otherwise transacted in accordance with Investment Company Act Rule 17j-1 and Section 204A-1 of the Investment Company Act may be permitted within the discretion of the CCO of the Firm on a case-by-case basis. Exempted transactions may include:

     1. Purchases or sales of securities which are not eligible for purchase by a Fund or Portfolio and which are not related economically to securities purchased, sold or held by the Fund or a Portfolio.

     2. Securities of companies with a market capitalization in excess of $1 billion, except those names being transacted on the same day on behalf of the clients.

     3.   Purchases or sales of municipal securities.

     4. Purchases or sales of a de minimis amount of securities. A de minimis amount of securities shall be defined in this section of the Code of Ethics as:

          (a) Up to an aggregate $25,000 principal amount of a fixed income security within any three-consecutive month period;

          (b) Up to an aggregate 100 shares of an equity security within any three-consecutive month period; or

          (c) Any amount of securities if the proposed acquisition or disposition by a Fund or Portfolio is in the amount of 1,000 shares or less and the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

ADDITIONALLY, YOU MUST ALWAYS OBTAIN THE CCO'S APPROVAL BEFORE YOU ACQUIRE SECURITIES IN AN INITIAL PUBLIC OFFERING, A LIMITED OFFERING OR PRIVATE PLACEMENT.

See Personal Trading Practices Policy for more details on specific pre-clearance steps.


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REPORTING REQUIREMENTS

     1. INITIAL AND ANNUAL HOLDINGS REPORTS. You are required to submit to the CCO or designee a holdings report that includes (1) information regarding all holdings in Reportable Securities in which you or your Family Members have a beneficial interest (even if there was no pre-clearance requirement throughout the year); and (2) the name of any broker or bank (bank, broker or other entity) with which you or your Family Members maintain beneficial ownership in any security or the ability to transact in any Reportable Security. New employees should submit these reports within 10 days of employment with the Firm and thereafter on an annual basis. Information contained in such reports should be current as of a date not more than 45 days before the Employee became an Access Person or prior to the date the report is submitted as the annual report. See Exhibit A -- Initial Report or Exhibit D -- Annual Report of Access Persons.

     2. ANNUAL CERTIFICATIONS. You are required to certify the following on an annual basis (see Exhibit D -- Annual Report of Access Persons):

          a. That you have read, understood, and complied with the Code as written.

          b. You have not disclosed pending buy or sell orders for a Portfolio or Fund to anyone, except for legitimate business purposes.

          c. You have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

          d. You have not knowingly spread any false rumors concerning any company or market development that could impact trading in or the price of a company or a company's security and that you have not engaged in illegal market manipulation.

          The CCO May add or delete items from Exhibit D as necessary. Exhibit D must be submitted to the CCO or designee within 30 days after year end.

     3. ACKNOWLEDGEMENT OF AMENDMENTS. We will provide you with any amendments to the Code, and you must submit a written or electronic acknowledgement that you have received, read, and understand the amendments.

     4. QUARTERLY TRANSACTION REPORTS. You are required to arrange with your bank or broker that duplicate copies of actual account statements holding Reportable Securities are provided to the Firm.

          You are required to submit to the CCO or designee quarterly transaction reports that cover all transactions in Reportable Securities in which you or your Family Members have a beneficial interest no later than thirty (30) days after quarter end (see Exhibit C -- Securities Transaction Report)

          In addition, you must disclose to the CCO or designee any accounts opened during the quarter for the direct or indirect benefit to you or a Family Member and must provide:

          a. The name of the bank, broker, or any other account in which any Reportable security is held or in which Reportable Securities may be held;

          b. The name of the beneficial owner of the account with account number and date the account was established; and


--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

          c. The date the report is submitted to the CCO or designee by the Access Person.

          In lieu of manually filling out all of the information required by the form, you may attach confirms and/or account statements to the signed form. Periodically, additional questions requiring your written certification may be added to the form.

          The CCO or the designee is responsible for the periodic review of personal securities transactions and holdings reports. The Board Member or designee with Compliance oversight is responsible for reviewing and monitoring the personal securities transactions of the CCO and for taking over the responsibilities of the CCO in his/her absence.

          All personal securities transactions, holdings and other reports made by you under this Code will be handled with utmost care and kept confidential, except to the extent necessary to implement and enforce the provisions of the Code or to comply with requests for information from regulatory authorities, OMAM internal audit and OMAM compliance.

     5. HOLDINGS REPORT REVIEW AND REPORTING. A Review Officer shall be designated by the CCO to review all of the reports provided by Employees and to receive and review monthly/quarterly bank or brokerage statements. The statements will be reviewed against pre-clearance records and the Firm's client purchases and sales records to ensure the transaction was completed within the guidelines of the Code of Ethics. On a quarterly basis, the Review Officer summarizes all transactions received during the preceding quarter and provides a summary to the CCO for review and comment.

          All material violations are reported to the Board of Directors and the Compliance Officer for the Fund at least quarterly. All records collected in the review process are maintained in an organized, secure manner and are retained for a minimum of five years in a secure location or file.

     6. REPORTS TO COMPLIANCE OFFICER OF THE FUND. Each quarter, the CCO of the Firm shall certify to the Compliance Officer of the Fund that, as of the prior quarter end:

          a. The Compliance Officer or designee of the Firm has collected all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

          b. There have been no material violations to the Fund's Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's Compliance Officer, and;

          c. The Firm has appointed appropriate management or compliance personnel, such as the Compliance Officer, to review transactions and reports filed by Access Persons under the Code of Ethics, and adopted procedures reasonably necessary to prevent Access Persons from violating the Firm's Code of Ethics.

SANCTIONS

Upon discovering a violation of this Code, the Chief Compliance Office with the Board of Directors of the Firm or a Fund may impose such sanctions as they deem appropriate, including, among other things, additional education, a letter of censure or suspension, a mandatory fine or termination of the employment of the violator.


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

EXCEPTIONS

The CCO is empowered to make reasonable exceptions to the requirements and prohibitions contained in this Code. Exceptions to this Code and any actions taken will be documented and reported to Senior Management and/or the Board of Directors as deemed appropriate by the CCO and as directed by Senior Management and/or the Board of Directors.

REPORTING VIOLATIONS

You are required to report actual or suspected violations of the Code promptly to the CCO, or in the case of a violation by the CCO, to senior management. We will treat any report satisfying these requirements confidentially and will investigate it as promptly as required under the particular circumstances. We will not retaliate against anyone who reports actual or suspected violations of the Code.

ENFORCEMENT OF THE CODE

The CCO will review the adequacy of the Code and the effectiveness of its implementation as the CCO deems appropriate and at least annually.

     1. TRAINING AND EDUCATION. The CCO is responsible for training and educating Employees regarding the Code of Ethics for the Firm. Training shall occur at least annually or as determined by the CCO.

     2. REPORTS TO SENIOR MANAGEMENT. The CCO shall report at least annually to senior management regarding the review of the Code. This report will include a full discussion of any material violations of the Code.

     3. REPORTS TO INVESTMENT COMPANIES. The CCO will report to Compliance Officer of the Fund as requested and required by Rule 17j-1 under the Company Act.


RETENTION OF RECORDS

Rule 204-2 under the Advisers Act and Rule 17j-1 under the Company Act impose recordkeeping requirements. The Firm shall maintain the following records:

     1. A copy of each Code that has been in effect at any time during the most recent five years;

     2. A list of all Persons required to make reports under this Code within the most recent five years and a list of all Persons who were responsible for reviewing the reports, as shall be updated by the CCO of the Firm;

     3. A copy of each report and written certification made by an Access Person and submitted to the Firm's CCO or designee for a period of five years from the end of the fiscal year in which it was made;

     4. Each record made by the CCO or designee of the Firm, for a period of five years from the end of the fiscal year in which it was made;

     5. A record of any violation of the Code and any action taken as a result of such violation, for five years following the end of the fiscal year in which the violation occurred; and

     6. A copy of every report provided to the Firm's Board of Directors or a Fund's Compliance Officer which describes any issues arising under the Code of Ethics and certifies that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.


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Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

DEFINITIONS

     1. "Access Person" means any Employee of the Firm. As the natural process of the Firm exposes everyone to client or market information, all Supervised Persons are treated as Access Persons. Supervised Persons that are subject to another Code of Ethics that has been reviewed and approved by the CCO or the designee are not subject to the Access Person requirements of this Code.

     2. "Affiliated Fund" means a registered investment company managed by an Affiliated Person.

     3. "Affiliated Person" of another Person means (a) any Person directly or indirectly owning, Controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other Person; (b) any Person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, Controlled, or held with power to vote, by such other Person; (c) any Person directly or indirectly Controlling, Controlled by, or under common Control with, such other Person; (d) any officer, director, partner, copartner, or employee of such other Person; (e) if such other Person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other Person is an unincorporated investment company not having a board of directors, the depositor thereof.

     4. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the 1934 Act ) in determining whether a Person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A Person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another Person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

     5. "Control" means the power to exercise a Controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more Controlled companies, more than twenty- five (25%) percent of the voting securities of a company shall be presumed to Control such company. Any Person who does not own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to Control such company. A natural Person shall be presumed not to be a Controlled Person.

     6. "Firm" means Investment Counselors of Maryland, LLC, an investment Advisor registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, subject to this Code of Ethics.

     7. "Fund" means any investment vehicle registered under the Investment Company Act of 1940 for which the Firm acts as manager, advisor, or sub-advisor.

     8. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.


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Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

     9. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the Securities Act) pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

     10. "Managed Fund" means any fund which the Firm serves as an investment adviser.

     11.  "Person" means a natural Person or a company.

     12. "Portfolio" means any separate account, trust or other investment vehicle (except Fund) over which the Firm has investment management discretion.

     13. "Reportable Fund" means any fund (US registered Investment Company) which the Firm or any of its affiliates serves as an investment adviser, sub adviser or principle underwriter.

     14. "Reportable Security" means any stock, bond, future, investment contract or any other instrument that is considered a "security" under the Investment Advisers Act. The term is very broad and includes investments such as: 1. Options on securities, indexes and currencies,
          2. Unit trusts and foreign mutual funds, and 3. Private investment funds, hedge funds and investment clubs. The term "Reportable Security" does NOT include: 1. Direct obligations of the US government, 2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements, 3. Shares issued by money market funds, 4. Shares issued by open-end mutual funds other than Reportable Funds, The term "Reportable Fund" includes any fund (US registered investment company) which the Firm or any of its affiliates serves as an investment adviser, sub adviser or principle underwriter. 5. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds, and non-affiliated 529 Plans other than 529 Plans in which Affiliated Funds are an underlying investment.




















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Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit A

                     INVESTMENT COUNSELORS OF MARYLAND, LLC
                                 CODE OF ETHICS
              INITIAL REPORT: EMPLOYEE REPRESENTATION OF ACCOUNTS

EMPLOYEE NAME: ______________________________

Regulations require that you disclose information regarding your personal investment activity. Please list ALL bank or brokerage accounts or any other account in which any "Reportable Security" is maintained or any "Reportable Security" may be traded, you exercise control over or in which you have any direct or indirect "Beneficial ownership" (for example, spouse's accounts, children's accounts, etc. -- see Code of Ethics or discuss with Chief Compliance Officer). Please attach a copy of the most recent statement (must be dated within 45 days of your signature below).

------------------------------------------------------------------------------------------------
NAME OF ACCOUNT CUSTODIAN                                                          DATE ACCOUNT
(BROKER, DEALER OR BANK)       ACCOUNT #       REGISTRATION (NAME) ON ACCOUNT         OPENED
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

     1. I acknowledge that (i) I have received a copy of the ICM Code of Ethics (the "Code"), (ii) I have read and understand the Code, (iii) and I recognize that I am subject to the Code as an employee of the Firm.

     2. I certify that I have no knowledge of the existence of any personal conflicts of interest relationship which may involve the Firm or Fund, except as disclosed above.

____________________________________________________   _________________________
Employee Signature                                     Date

--------------------------------------------------------------------------------
                                COMPLIANCE USE ONLY:
--------------------------------------------------------------------------------

__________________________________   ___________________________________________
Hire Date                            Orientation Date (WITHIN 10 DAYS OF HIRING)

__________________________________
Signature -- Compliance Officer



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Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit B

                     INVESTMENT COUNSELORS OF MARYLAND, LLC
                                 CODE OF ETHICS
              Personal Securities Transactions Pre-clearance Form


I hereby request pre-clearance of the securities listed below. PRE-CLEARANCE IS NOT REQUIRED FOR TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, MUNICIPAL SECURITIES AND REGISTERED OPEN-END MUTUAL FUNDS. MUTUAL FUND TRANSACTIONS IN THE FIRM'S 401(K) PLAN DO NOT REQUIRE PRECLEARANCE. Transactions in the ICM Fund initiated outside of the 401(k) Plan are subject to preclearance. You must always pre-clear investments in limited or private offerings and Initial Public Offerings. Pre-clearance is required for transactions in Closed End Funds.

--------------------------------------------------------------------------------

  SECURITY NAME          TICKER/    NO. OF      PRICE PER       PRINCIPAL
(INCLUDE INTEREST RATE   SYMBOL     SHARES        SHARE          AMOUNT
AND MATURITY DATE, IF                          (OR PROPOSED
    APPLICABLE)                                    PRICE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                        BANK/
   NATURE OF            BROKER        ACCOUNT NAME       AUTHORIZED BY
  TRANSACTION         OR ACCOUNT       & ACCOUNT #        COMPLIANCE
(PURCHASE, SALE,     WHOM EFFECTED                          OFFICER
     OTHER)
                                                          YES     NO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect "Beneficial ownership" in the securities listed above.

I DO NOT POSSESS ANY MATERIAL NON- PUBLIC INFORMATION RELATED TO THIS TRADE. EMPLOYEE'S INITIALS

o Is any proposed transaction described above within sixty (60) days of a prior transaction in the same or equivalent security? Yes: [ ] No: [ ]

o If yes, the access person must submit a Securities Transactions Report Relating to Short Term Trading (Exhibit D) for preapproval.

o Is any proposed transaction described above considered an Initial Public Offering (IPO) or Private Placement? Yes: [ ] No: [ ]

o If yes, the Compliance Officer should prepare an exemption memorandum describing the reasons for preapproving the transaction pursuant to the Code.

o    Trade entered into Trade Log Book? Yes: [ ] No: [ ]

Signature _______________________________     Signature ___________________________________
          Access Person                                Compliance Officer or Designated
                                                       Review Officer

Name: _____________________________  Date: ________*     Name: _________________________  Date: _______


Signature ________________________   Date: ________    Signature ___________________________   Date: ________     Trader's
          CIO Large Cap or Designated Alternative                CIO Small Cap/Mid Cap or                         Initials: ____
                                                                 Designated Alternative


            *THIS PRE-CLEARANCE WILL EXPIRE AT THE CLOSE OF BUSINESS ON THE SECOND TRADING DAY AFTER PRE-CLEARANCE WAS APPROVED.



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Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

INVESTMENT COUNSELORS OF MARYLAND, LLC                                 Exhibit B

                                 CODE OF ETHICS
              Personal Securities Transactions Pre-clearance Form


Approved Signatures:

COMPLIANCE OFFICER OR DESIGNATED ALTERNATIVE:
Deborah Parks or
Gary Merwitz

CIO LARGE CAP OR DESIGNATED ALTERNATIVE:
Don Hoelting or
Gary Merwitz

CIO SMALL CAP/MID CAP OR DESIGNATED ALTERNATIVE:
Bill Heaphy or
Gary Merwitz


The trader must initial and time-stamp your pre-clearance sheet.


SIGNATURES MUST BE OBTAINED BY ONE PERSON IN EACH GROUP OR YOUR TRADE WILL NOT BE APPROVED. DESIGNEES MAY NOT SIGN FOR MORE THAN ONE GROUP.















--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit C

                     INVESTMENT COUNSELORS OF MARYLAND, LLC
                                 CODE OF ETHICS
    SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED: 9/30/2015

1. For the calendar quarter ended 9/30/2015, the following transactions were effected in "Reportable Securities" as defined in the Code of Ethics and as required to be reported under Rule 204A-1 of the Investment Advisers Act of 1940. If none were transacted please write "NONE". PLEASE CHECK THIS BOX IF A STATEMENT IS ATTACHED LISTING TRANSACTIONS. [ ]

     Reportable Securities do NOT include (1) Direct obligations of the US government; (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements, (3) Shares issued by money market funds; (4) Shares issued by open-end mutual funds other than Reportable Funds. Reportable Funds include any fund which the Firm or any of its affiliates serves as an investment adviser, sub-adviser or principal underwriter; (5) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds, and (6) Non-affiliated 529 Plans other than 529 Plans in which Reportable Funds are an underlying investment.

----------------------------------------------------------------------------------------------------------------------
      SECURITY             DATE OF    NO. OF       TICKER      PRINCIPAL      NATURE OF        BROKER, DEALER OR BANK
(INCLUDE INTEREST RATE      TRADE     SHARES      SYMBOL &      AMOUNT       TRANSACTION       THROUGH WHOM EFFECTED
AND MATURITY DATE, IF                              CUSIP                   (PURCHASE, SALE,
     APPLICABLE)                                                                OTHER)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

     You do not need to report transactions (1) involving Reportable Securities held in accounts over which you have no direct or indirect influence or control (neither prior to, or as a result of, the transaction); (2) effected pursuant to an automatic investment plan (including dividend reinvestment plans); and (3) effected in your ICM 401(k) Plan account.

2. During the quarter referred above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "NONE"). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS. [ ]

-------------------------------------------------------------------------------------------------------------
BROKER, DEALER OR BANK     BENEFICIAL OWNER     ACCOUNT NUMBER                DATE ACCOUNT OPENED
THROUGH WHOM EFFECTED         OF ACCOUNT                            (MUST ALSO BE INCLUDED ON INITIAL REPORT)
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

3. Please update if there have been any changes to your immediate family members, whether or not they live in your household, employed by a financial services business, broker-dealer, investment adviser, fund administrator, or other private investment vehicle (i.e. hedge fund, private equity firm, etc.)?


--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit C

                     INVESTMENT COUNSELORS OF MARYLAND, LLC
                                 CODE OF ETHICS
                                ADDENDUM TO THE
    SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED: 9/30/2015

--------------------------------------------------------------------------------
NAME               RELATIONSHIP      POSITION HELD        EMPLOYER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. During the quarter referenced above, I certify that I was not a giver or recipient of any gift or other thing of more than de minimis value from any person or entity that does business with or on the behalf of the Firm. ("De minimis" is considered to mean the annual gifts given or received from the same source valued at $100 or less per individual recipient.) If none were received or given, write "NONE". Otherwise record all gifts given or received during period.

--------------------------------------------------------------------------------
ENTITY DOING BUSINESS
    WITH THE FIRM              DATE OF GIFT           VALUE/DESCRIPTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5. Except as noted, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm, a Fund or a Portfolio. _______ (please initial as acknowledgement)

6. Have you made any political contributions during the quarter? [] Yes [] No If yes, please complete (a) -- (c) for each contribution

     (a)  Describe the contribution:
          Date: ___________ Amount: __________ Candidate: _________

     (b)  Were you eligible to vote for the candidate? [] Yes [] No

     (c) Does the candidate have authority over a Public Pension Plan that we advise? [] Yes [] No

7. Do you have, or are you aware of, any internal control issue that has not been reported to either your immediate supervisor OR the Chief Compliance Officer? [] Yes [] No If yes, please see the Chief Compliance Officer.

8. I certify that I am not aware of any possible violations of the securities laws that I have not already reported._______ (please initial as acknowledgement)

9. I hereby certify that I have not used nor intend to use social media sites, instant messaging, or my personal e-mail to conduct ICM business, such as communication with clients or vendors. _________ (please initial as acknowledgement)


Signature:                                          Signature
           ---------------------------------------            -----------------------------------------------------
           Access Person                                      Chief Compliance Officer, VP Finance & Administration
     Name:                                            Name:   DEBORAH A. PARKS
            ---------------------------------------           -----------------------------------------------------
      Date:                                           Date:
            ---------------------------------------           -----------------------------------------------------
              (no later than 30 days after calendar
                                                              -----------------------------------------------------


--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit C

                     INVESTMENT COUNSELORS OF MARYLAND, LLC
                                 CODE OF ETHICS
                                ADDENDUM TO THE
    SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED: 9/30/2015

quarter)






























--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                     Exhibit C-1

                     INVESTMENT COUNSELORS OF MARYLAND, LLC

                                 CODE OF ETHICS

    SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED: 09/30/15

1. For the calendar quarter ended 09/30/2015, the following transactions were effected in "Reportable Securities" as defined in the Code of Ethics and as required to be reported under Rule 204A-1 of the Investment Advisers Act of 1940. If none were transacted please write "NONE". PLEASE CHECK THIS BOX IF A STATEMENT IS ATTACHED LISTING TRANSACTIONS. [ ]

     Reportable Securities do NOT include (1) Direct obligations of the US government; (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements, (3) Shares issued by money market funds; (4) Shares issued by open-end mutual funds other than Reportable Funds. Reportable Funds include any fund which the Firm or any of its affiliates serves as an investment adviser, sub-adviser or principal underwriter; (5) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds, and (6) Non-affiliated 529 Plans other than 529 Plans in which Reportable Funds are an underlying investment.

------------------------------------------------------------------------------------------------------------------
       SECURITY            DATE OF    NO. OF      TICKER    PRINCIPAL     NATURE OF       BROKER, DEALER OR BANK
(INCLUDE INTEREST RATE      TRADE     SHARES      SYMBOL &    AMOUNT     TRANSACTION      THROUGH WHOM EFFECTED
AND MATURITY DATE, IF                              CUSIP               (PURCHASE, SALE,
      APPLICABLE)                                                           OTHER)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

     You do not need to report transactions (1) involving Reportable Securities held in accounts over which you have no direct or indirect influence or control (neither prior to, or as a result of, the transaction); (2) effected pursuant to an automatic investment plan (including dividend reinvestment plans); and (3) effected in your ICM 401(k) Plan account.

2. During the quarter referred above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "NONE"). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS. [ ]

---------------------------------------------------------------------------------------------------------------
BROKER, DEALER OR BANK     BENEFICIAL OWNER     ACCOUNT NUMBER                   DATE ACCOUNT OPENED
THROUGH WHOM EFFECTED          OF ACCOUNT                             (MUST ALSO BE INCLUDED ON INITIAL REPORT)
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit C

                     INVESTMENT COUNSELORS OF MARYLAND, LLC
                                 CODE OF ETHICS
                                ADDENDUM TO THE
    SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED: 09/30/15

3. Please update if there have been any changes to your immediate family members, whether or not they live in your household, employed by a financial services business, broker-dealer, investment adviser, fund administrator, or other private investment vehicle (i.e. hedge fund, private equity firm, etc.)?

--------------------------------------------------------------------------------
NAME               RELATIONSHIP         POSITION HELD         EMPLOYER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. Except as noted, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm, a Fund or a Portfolio. _______ (please place a checkmark as acknowledgement)

5. I have reviewed the current list of Affiliated Funds and understand that I need to report all transactions in Affiliated Funds on quarterly basis. _____ (please place a checkmark as acknowledgement).

6. I hereby certify that I have kept all ICM proprietary information confidential. _________ (please place a checkmark as acknowledgement)

Signature:                                        Signature
            -------------------------------------            -----------------------------------------------------
            Access Person                                    Chief Compliance Officer, VP Finance & Administration

     Name:                                           Name:   DEBORAH A. PARKS
            -------------------------------------            -----------------------------------------------------

      Date:                                          Date:
            -------------------------------------            -----------------------------------------------------
            (no later than 30 days after calendar
            quarter)








--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit D

                     INVESTMENT COUSELORS OF MARYLAND, LLC
                                 CODE OF ETHICS
                        ANNUAL REPORT OF ACCESS PERSONS

1. I hereby acknowledge that I have read and understand the Code of Ethics for Investment Counselors of Maryland, LLC and recognize that I am subject thereto in the capacity of an "Access Person" of the Firm.

2. I hereby certify that, during the year ended 12/31/14, I have complied with the requirements of the Code and I have reported all securities transactions and holdings required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to anyone, except for legitimate business purposes.

4. I hereby certify that I have not knowingly spreading any false rumors concerning any company or market development that could impact trading in or the price of a company or a company's security, and from engaging in any type of activity that constitutes illegal market manipulation.

5. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or Portfolio.

6. List ALL bank or brokerage accounts in which you or any immediate family members living in your household can hold any "Security" or trade any "Security" as of 12/31/14. List any other account in which you hold or can trade "Reportable Securities". This includes all accounts where you have a direct or indirect "Beneficial Ownership" whether currently reported to ICM or not. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL STATEMENTS. [ ] *

--------------------------------------------------------------------------------------------
BROKER, DEALER OR     NAME ON ACCOUNT     NAME OF INDIVIDUAL/FIRM WITH       ACCOUNT #
  BANK THROUGH                           DISCRETION OVER THESE ACCOUNTS
 WHOM EFFECTED
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

* SEE ATTACHED OR NONE ARE UNACCEPTABLE RESPONSES, ALL BROKERAGE ACCOUNTS MUST BE REPORTED.



--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit D

7. As of 12/31/14, I had a direct or indirect "Beneficial ownership" in the securities listed below. HOLDINGS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND SHARES ISSUED BY UNIT INVESTMENT TRUSTS INVESTED IN ONE OR MORE OPEN-END FUND ARE NOT REPORTABLE. YOU MUST REPORT HOLDINGS IN ALL "REPORTABLE SECURITIES" WITH THE EXCEPTION OF HOLDINGS IN YOUR ICM 401(K) PLAN ACCOUNT. AFFILIATED FUNDS MUST BE REPORTED. AFFILIATED FUNDS ARE REGISTERED INVESTMENT COMPANIES MANAGED BY ICM OR ICM'S AFFILIATES. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

     IF DUPLICATE COPIES OF ALL STATEMENTS FOR THE ACCOUNTS LISTED IN QUESTION
     (6) ARE SENT TO ICM, please write "see attached." Otherwise, please provide a copy of the statement showing holdings with this report. This includes any hedge funds, private placements, limited partnerships, or investments where you have relinquished discretion.

----------------------------------------------------------------------------------------------------------------
       SECURITY             NO. OF     PRICE PER      PRINCIPAL            TYPE OF            BROKER, DEALER OR
(INCLUDE INTEREST RATE      SHARES       SHARE          AMOUNT             PURCHASE             BANK THROUGH
AND MATURITY DATE, IF                                               (DIRECT OR INDIRECT)       WHOM EFFECTED
     APPLICABLE)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

8. Do you have any outside employment or business activity OR serve as a Director, Officer, Trustee, Member, partner, or in any other capacity, for any other entity regardless of the industry? (If yes, please complete 8(A) and attach additional pages, if necessary)[] Yes[] No

     UNPAID POSITIONS WITH NONPROFIT ORGANIZATIONS WHICH DO NOT PRESENT ANY ACTUAL OR PERCEIVED CONFLICTS OF INTEREST WITH INVESTMENT COUNSELORS OF MARYLAND, LLC NEED NOT BE REPORTED.

     (A) PLEASE DISCLOSE THE REQUESTED INFORMATION FOR ANY OUTSIDE BUSINESS ACTIVITY, REGARDLESS OF THE INDUSTRY.

-------------------------------------------------------------------------------------------------
                           YOUR          PUBLIC    ACTIVE ROLE      DO YOU          ARE YOU
NAME OF ENTITY AND     AFFLIATION       COMPANY      IN MGMT       PROVIDE      COMPENSATED OR
TYPE OF BUSINESS        AND TITLE                   DECISIONS?    INVESTMENT     RECEIVE ANY
                                                                    ADVICE?     OTHER BENEFIT?
-------------------------------------------------------------------------------------------------
                                         [] Yes      [] Yes         [] Yes         [] Yes

                                         [] No       [] No          [] No          [] No
-------------------------------------------------------------------------------------------------

Do you invest in any of the above entities? If YES, describe below: (Note: A charitable donation is not an investment).

[] N/A   [] Yes    [] No



--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit D

Response:
--------------------------------------------------------------------------------

9. Are you aware of any conduct by any other ICM employee where information, funds, services, business gifts, gratuities, or favors were given or received in such a manner that it might appear it was intended for the purpose of acquiring special treatment in securing business? describe
     below.   [] Yes   [] No If yes, please

     Response:
     ---------------------------------------------------------------------------

10. Do you have, or are you aware of, any accounting or internal control issue that has not been reported to either your immediate supervisor OR the Chief
     Compliance Officer?   [] Yes  [] No   If yes, please report to the CCO.

11. Have you been subject to any of the following offenses: any felony or misdemeanor in the purchase or sale of a security, any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit such offenses, burglary, theft, embezzlement, misappropriation of funds or securities over the past twelve months ending 12/31/14?

     [] Yes  [] No   If yes, please describe below.

     Response:
     ---------------------------------------------------------------------------

12.  Have you made any political contributions during the past year?
     [] Yes [] No
     If yes, please complete (a) -- (c) for each contribution. Please check this box if an addendum is attached listing additional contributions.

     (a)  Describe contribution(s).

          When: ____________  Amount: ___________ Candidate(s): ________________

          When: ____________  Amount: ___________ Candidate(s): ________________

     (b)  Were you eligible to vote for the candidate(s) you contributed to?
          [] Yes [] No

      (c) Does the candidate(s) have authority over a Public Pension Plan that we are advisor to? [] Yes [] No

13. I hereby certify that I have not utilized nor intend to utilize social media sites, such as -- Facebook, Twitter, YouTube, MySpace or LinkedIn, to conduct ICM business or to communicate with ICM clients or vendors.
     (PLEASE SEE THE CCO IF YOU CANNOT MAKE THIS ACKNOWLEDGMENT.)

Signature:                                  Signature:
           -------------------------------            ------------------------
           Access Person                              Chief Compliance Officer

Name:                                               Name:  Deborah A. Parks
       ---------------------------------
Date:                                           Date:
       ----------------------------------            ------------------------
       (No later than 30 days after year-
       end)




--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                     Exhibit D-1

                     INVESTMENT COUSELORS OF MARYLAND, LLC

                                 CODE OF ETHICS

                        ANNUAL REPORT OF ACCESS PERSONS

1. I hereby acknowledge that I have read and understand the Code of Ethics for Investment Counselors of Maryland, LLC and recognize that I am subject to their personal trading and reporting provisions.

2. I hereby certify that, during the year ended 12/31/15, I have complied with the requirements of the Code and I have reported all securities transactions and holdings required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to anyone, except for legitimate business purposes.

4. I hereby certify that I have not knowingly spreading any false rumors concerning any company or market development that could impact trading in or the price of a company or a company's security, and from engaging in any type of activity that constitutes illegal market manipulation.

5. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or Portfolio.

6. List ALL bank or brokerage accounts in which you or any immediate family members living in your household can hold any "Security" or trade any "Security" as of 12/31/15. List any other account in which you hold or can trade "Reportable Securities". This includes all accounts where you have a direct or indirect "Beneficial Ownership" whether currently reported to ICM or not. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL STATEMENTS. [ ] *

---------------------------------------------------------------------------------------
BROKER, DEALER OR     NAME ON ACCOUNT     NAME OF INDIVIDUAL/FIRM WITH     ACCOUNT #
  BANK THROUGH                           DISCRETION OVER THESE ACCOUNTS
 WHOM EFFECTED
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------



* SEE ATTACHED OR NONE ARE UNACCEPTABLE RESPONSES, ALL BROKERAGE ACCOUNTS MUST BE REPORTED.

--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit D

7. As of 12/31/15, I had a direct or indirect "Beneficial ownership" in the securities listed below. HOLDINGS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND SHARES ISSUED BY UNIT INVESTMENT TRUSTS INVESTED IN ONE OR MORE OPEN-END FUND ARE NOT REPORTABLE. YOU MUST REPORT HOLDINGS IN ALL "REPORTABLE SECURITIES" WITH THE EXCEPTION OF HOLDINGS IN YOUR ICM 401(K) PLAN ACCOUNT. AFFILIATED FUNDS MUST BE REPORTED. AFFILIATED FUNDS ARE REGISTERED INVESTMENT COMPANIES MANAGED BY ICM OR ICM'S AFFILIATES. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

     IF DUPLICATE COPIES OF ALL STATEMENTS FOR THE ACCOUNTS LISTED IN QUESTION
     (6) ARE SENT TO ICM, please write "see attached." Otherwise, please provide a copy of the statement showing holdings with this report. This includes any hedge funds, private placements, limited partnerships, or investments where you have relinquished discretion.

-----------------------------------------------------------------------------------------------------------------
      SECURITY                    NO. OF    PRICE PER     PRINCIPAL          TYPE OF           BROKER, DEALER OR
(INCLUDE INTEREST RATE            SHARES      SHARE        AMOUNT            PURCHASE             BANK THROUGH
AND MATURITY DATE, IF                                                  (DIRECT OR INDIRECT)      WHOM EFFECTED
     APPLICABLE)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

8. Have you been subject to any of the following offenses: any felony or misdemeanor in the purchase or sale of a security, any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit such offenses, burglary, theft, embezzlement, misappropriation of funds or securities over the past twelve months ending 12/31/15?
     [] Yes   [] No   If yes, please describe below.

     Response:
     ___________________________________________________________________________

9. I hereby certify that I have not utilized nor intend to utilize social media sites, such as -- Facebook, Twitter, YouTube, MySpace or LinkedIn, to conduct ICM business or to communicate with ICM clients or vendors. (PLEASE SEE THE CCO IF YOU CANNOT MAKE THIS ACKNOWLEDGMENT.)


Signature:                                    Signature:
           ----------------------------------            -----------------------
           Access Person                                Chief Compliance Officer
    Name:                                        Name:  Deborah A. Parks
           ----------------------------------
     Date:                                        Date:
           ----------------------------------            -----------------------
           (No later than 30 days after year-
           end)


--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit E

                     INVESTMENT COUNSELORS OF MARYLAND, LLC
                                 CODE OF ETHICS
  SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF INVESTMENT
     PERSONNEL FOR THE SIXTY-DAY PERIOD FROM ____________ TO ____________:

During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS).

--------------------------------------------------------------------------------------------------------
SECURITY       PROPOSED     NO. OF    PRICE PER     PRINCIPAL      NATURE OF          BROKER/DEALER
                DATE OF     SHARES      SHARE         AMOUNT       TRANSACTION       OR BANK THROUGH
                TRADE                    (OR                    (PURCHASE, SALE,      WHOM EFFECTED
                                       PROPOSED
                                        OTHER)
                                        PRICE)
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to the Portfolio or the Fund that serves as the basis for my "investment personnel" status with the Firm, and transactions in the securities set forth in the table above, I hereby certify that:

     1. I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio or Fund, such as frontrunning transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio and/or Fund;

     2. Such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio and/or Fund, or (ii) being purchased or sold by the Portfolio and/or Fund; and

     3. Such transactions are in compliance with the Code of Ethics of the Firm.

Date: ___________________  Signature: ________________________________
                                      Investment Personnel
                           Name: _____________________________________

In accordance with the provisions of the Code of Ethics of the Firm, the transaction proposed to be effected as set forth in this report is:
Authorized: [ ]    Unauthorized: [ ]

Date: ____________________ Signature: _________________________________
                                      Compliance Officer

                           Name: ______________________________________



--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit F

                     INVESTMENT COUNSELORS OF MARYLAND, LLC
                                 CODE OF ETHICS
                    Limited or Private Offering Request Form

The following exhibit should be completed and submitted to the ICM CCO for approval prior to investment in a limited or private offering in accordance with the ICM Code.

Name of Proposed Investment: ___________________________________________________

Date of Investment: ____________________________________________________________

Amount to be invested: _________________________________________________________

Percent of ownership: ________%

Nature of Investment? __________________________________________________________

Was the investment offered to you as a result of your employment? ______________

Do you hold a position as officer of the offering company or do you have other duties in connection with the investment? ______________________________________

Are you informed or consulted about investments of the company? If yes, please describe. ______________________________________________________________________

How frequently will you receive statements regarding the investment?   _________

Are you aware of any plan to bring the company public? _____________________

Have you informed the company of your "restricted person" status in the event of an IPO of securities? __________________________________________________________

To your knowledge, are there any ICM advisory clients for whom this is an appropriate investment? Describe any client connections to this investment: ____________________________________________________________________

Describe any connections between the company and ICM: __________________________

________________________________________________________________________________

Are you aware of any conflicts of interest between your duties at ICM and this investment? ___________________________________________________________________
IF YES, PLEASE SEE ICM CCO.

I HEREBY CERTIFY THAT TO THE BEST OF MY KNOWLEDGE, THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT. I WILL PROMPTLY NOTIFY THE ICM CCO IN THE EVENT OF ANY MATERIAL CHANGES TO THE INFORMATION PROVIDED (PLEASE ATTACH ANY RELEVANT DOCUMENTS THAT DESCRIBE THE INVESTMENT).

____________________________________    ________________________________
Employee Signature                      Date


--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3

                                                                       Exhibit G

                     INVESTMENT COUNSELORS OF MARYLAND, LLC

                                 CODE OF ETHICS

                             Employee Certification

I HEREBY CERTIFY THAT I HAVE READ, UNDERSTAND AND HAVE COMPLIED WITH, AND WILL CONTINUE TO COMPLY WITH THE CODE OF ETHICS.

____________________________________     _______________________________
Employee Signature                       Date

____________________________________
Employee Name (please print)


























--------------------------------------------------------------------------------
Investment Counselors of Maryland, LLC            Revised 11/2015          1 - 3